Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 1 to the Registration Statement of FVCBankcorp, Inc. on Form S-4 (No. 333-227360) of our report dated March 22, 2018 on the consolidated financial statements of FVCBankcorp, Inc. and its subsidiary and to the reference to our firm under the heading “Experts.”

/s/ YOUNT, HYDE & BARBOUR, P.C.

Winchester, Virginia

September 21, 2018